UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 955-7070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Succession

On February 26, 2026, Manhattan Associates, Inc. (the “Company”) announced that Mr. Dennis B. Story will retire as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, effective at the close of business on March 31, 2026 (the “Transition Date”). The Board of Directors elected Ms. Linda C. Pinne to succeed Mr. Story. Ms. Pinne will hold the position of Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer, effective as of the Transition Date.

Mr. Story has served as the Company’s Chief Financial Officer since March 2006. Following his transition from the Chief Financial Officer role, Mr. Story will remain employed with the Company as Advisor to the Chief Executive Officer through December 31, 2026 (the “Retirement Date”), assisting with the transition of his responsibilities.

Ms. Pinne has served as the Company’s Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016, and has been a finance leader with the Company for more than 20 years. Ms. Pinne’s existing, previously reported, at-will executive employment agreement (the “Executive Agreement”) and director and officer indemnification agreement will continue to govern the terms of her employment. The Board or its Compensation Committee will determine any future change in her compensation in connection with her promotion.

Retirement and Advisory Agreement

In connection with Mr. Story’s transition and retirement, the Company entered into a Retirement and Advisory Agreement with Mr. Story (the “Retirement Agreement”).

The Retirement Agreement provides that the Company will continue to pay Mr. Story his current annual base salary of $512,000, less legally required deductions, while he remains employed as Advisor through the Retirement Date. Mr. Story will be eligible to receive his first quarter 2026 performance cash bonus payment, with a target of 77% of his first quarter 2026 salary, but he will not be eligible for any further cash bonuses after that.

Mr. Story’s unvested restricted stock units (“RSUs”) will continue to vest during his service under the Retirement Agreement, and all then-unvested RSUs will vest on the Retirement Date (provided that any performance-based RSUs whose correlative common share amounts have not been calculated as of the Retirement Date are expected to vest in the first quarter of 2027 after their determination by the Compensation Committee, and will not be forfeited despite Mr. Story’s departure on the Retirement Date). As of February 26, 2026, Mr. Story had 49,989 unvested RSUs (excluding performance-based RSUs whose correlative share amounts have not yet been determined, but whose target number of units to be earned at 100% performance is 13,668).

Either party may terminate Mr. Story’s employment before the Retirement Date at any time by written notice (at least 30 days’ notice if Mr. Story terminates his employment early). If the Company terminates Mr. Story’s employment for “cause” (as defined in his Executive Agreement), Mr. Story’s employment terminates as a result of his death or disability, or if Mr. Story terminates his employment without the Company’s consent, the Company’s obligations under the Retirement Agreement will cease as of the termination date, and Mr. Story or his estate will generally be entitled to receive the compensation (including earned first quarter cash bonus) and benefits he earned through that date. In the case of Mr. Story’s death or disability, however, he would still be entitled to the vesting of his then-unvested RSUs—immediately upon death or in accordance with their original vesting schedule in the case of disability. If the Company terminates Mr. Story’s employment other than for cause, disability, or death, he will generally be entitled to receive the compensation and benefits he would have received if he served under the Retirement Agreement to the Retirement Date (including accelerated vesting of RSUs on the termination date).

The Retirement Agreement supersedes his Executive Agreement, except that certain definitions, intellectual property and confidentiality provisions, restrictive covenants, and other terms from such agreement are incorporated by reference into the Retirement Agreement.

The Retirement Agreement contains other customary terms, including a release of claims by Mr. Story in favor of the Company and its affiliates and non-disparagement provisions. If Mr. Story elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay insurance premiums for twelve months following the Retirement Date (or earlier termination date, if applicable), or until he earlier obtains other coverage.

The foregoing summaries of the Retirement Agreement and certain provisions of the Company’s form of Executive Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Retirement Agreement and at-will executive employment agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 26, 2026, the Company issued a press release announcing Mr. Story’s retirement and Ms. Pinne’s succession as Chief Financial Officer of the Company. The press release is furnished with this Form 8-K as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Retirement and Advisory Agreement, dated as of February 24, 2026, by and between Manhattan Associates, Inc. and Dennis B. Story.
10.2	Form of Executive Employment Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended September 30, 2018 (File No. 000-23999), filed on October 25, 2018).
99.1	Press Release dated February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Associates, Inc.

Date:	February 26, 2026	By:	/s/ Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary